Exhibit 15

October 25, 2013
CA, Inc.
One CA Plaza
Islandia, New York 11749

Re: Registration Statement No. 333-174849 on Form S-3 and Registration Statement Nos. 333-183731, 333-177558, 333-176166, 333-146173, 333-120849, 333-108665, 333-100896, 333-88916, 333-32942, 333-31284, 333-83147, 333-80883, 333-79727, 333-62055, 333-19071, 333-04801, 333-127602, 333-127601, 333-126273, 33-64377, 33-53915, 33-53572, 33-34607, 33-18322, 33-20797, 2-92355, 2-87495 and 2-79751 on Form S-8.

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated October 25, 2013 related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

New York, New York